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                                                                    Exhibit 23.1







Board of Directors and Stockholders
Reinsurance Group of America, Incorporated:

We consent to incorporation by reference in the registration statement (No. 333-51777) on Form S-3, the registration statement (No. 33-62274) on Form S-8 and registration statement (No. 333-27167) on Form S-8 of Reinsurance Group of America, Incorporated of our reports dated January 27, 1999, relating to the consolidated balance sheets of Reinsurance Group of America, Incorporated and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and all related schedules, which reports appear or are incorporated by reference in the December 31, 1998, annual report on Form 10-K of Reinsurance Group of America, Incorporated.


                                                       /s/ KPMG LLP









St. Louis, Missouri
March 30, 1999











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